Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: April 3, 2017	PANGAEA TWO ACQUISITION HOLDINGS XIV, LLC

By: Pangaea Two, LP, its Managing Member
By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: April 3, 2017	PANGAEA TWO, LP

By: Pangaea Two GP, LP, its general partner
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: April 3, 2017	PANGAEA TWO GP, LP
By: Pangaea Two Admin GP, LLC, its general partner

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: April 3, 2017	PANGAEA TWO ADMIN GP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: President

Dated: April 3, 2017	CARTESIAN CAPITAL GROUP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Managing Member

[Signature Page to Joint Filing Agreement]

Dated: April 3, 2017	PETER YU

By: /s/ Peter Yu

[Signature Page to Joint Filing Agreement]